                                             DAIMLER-BENZ VEHICLE TRUST 1996-A
                                                  MONTHLY SERVICING REPORT
                                         SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                                                  TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: APRIL 1998
DISTRIBUTION DATE: 5/20/98


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                          Per $1,000 of  Original
                                                                                                               Class A/Class B
                                                                                                              Certificate Amount
                                                                                                            -----------------------
(i)    Principal Distribution
           Class A Amount                                                         $  21,913,934.18          $      27.558175
           Class B Amount                                                         $     851,755.29          $      12.573918

(ii)   Interest Distribution
           Class A Amount                                                         $   1,607,533.46          $       2.021576
           Class B Amount                                                         $     136,941.27          $       2.021576

(iii)  Monthly Servicing Fee                                                      $     298,200.81          $       0.345569
           Monthly Supplemental Servicing Fee                                     $           0.00          $       0.000000
           Class A Percentage of the Servicing Fee                                $     274,792.05          $       0.345569
           Class A Percentage of the Supplemental Servicing Fee                   $           0.00          $       0.000000
           Class B Percentage of the Servicing Fee                                $      23,408.76          $       0.345569
           Class B Percentage of the Supplemental Servicing Fee                   $           0.00

(iv)   Class A Principal Balance (end of Collection Period)                       $ 307,836,520.10
       Class A Pool Factor (end of Collection Period)                                    38.712414%
       Class B Principal Balance (end of Collection Period)                       $  26,223,729.60
       Class B Pool Factor (end of Collection Period)                                    38.712414%

(v)    Pool Balance (end of Collection Period)                                    $ 334,060,249.70

(vi)   Class A Interest Carryover                                                 $           0.00
       Class A Principal Carryover Shortfall                                      $           0.00
       Class B Interest Carryover Shortfall                                       $           0.00
       Class B Principal Carryover Shortfall                                      ($  1,015,031.29)

(vii)  Amount Otherwise Distributable to the Seller that is Distributed to
       Either the Class A or Class B Certificateholders                           $           0.00          $       0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                         $  25,887,839.54
           Class B Amount                                                         $           0.00

(ix)   Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                                     $           0.00